Exbibit 99.3

PLIANT CORPORATION

Reconciliation of income from continuing operations before income taxes and EBITDAR

	12 Months Ended	12 Months Ended
Amounts in $millions	December 31, 2007	December 31, 2006

Income from continuing operations before income taxes	$(13.9)	$185.1

Add back:
Depreciation and amortization	44.9	40.6
Interest	86.1	79.9
Restructuring and other costs	9.9	(0.7)
Reorganization costs	1.0	82.4
Impairment of goodwill and intangible assets	—	110.0
Impairment of fixed assets	—	0.3
Other operating costs	1.1	—
Gain on extinguishment of debt	(32.5)	(393.7)
EBITDA(R) or Segment profit	$96.6	$103.9